News Release

AMERIS BANCORP ANNOUNCES FIRST QUARTER 2025 FINANCIAL RESULTS

Highlights of Ameris’s results for the first quarter of 2025 include the following:
•Net income of $87.9 million, or $1.27 per diluted share
•Return on average assets ("ROA") of 1.36%
•Tangible book value(1) growth of $1.19 per share, or 12.5% annualized, to $39.78 at March 31, 2025
•TCE ratio(1) of 10.78%, compared with 9.71% one year ago
•Net interest margin (TE) expansion of 9bps to 3.73% for the first quarter of 2025
•Continued growth in noninterest bearing deposits, now representing 30.8% of total deposits
•Efficiency ratio of 52.83%
•Increase in the allowance for credit losses to 1.67% of loans, from 1.63% at December 31, 2024
•Annualized net charge-offs of 0.18% of average total loans

ATLANTA, GA, April 28, 2025 - Ameris Bancorp (NYSE: ABCB) (the “Company”) today reported net income of $87.9 million, or $1.27 per diluted share, for the quarter ended March 31, 2025, compared with $74.3 million, or $1.08 per diluted share, for the quarter ended March 31, 2024.

Commenting on the Company’s results, Palmer Proctor, the Company’s Chief Executive Officer, said, “Our first quarter performance showed a strong start for 2025 for Ameris. Results included 12.5% annualized tangible book value growth, a nine basis point increase in our margin, noninterest-bearing deposit growth to 30.8% of total deposits and continued above peer return metrics. We continued to build capital with TCE growing to 10.8% of tangible assets, and strengthened our allowance for credit losses to 1.67% of total loans. While economic uncertainty is currently high, Ameris will control what it can by focusing on our customers and prioritizing discipline in balance sheet management and operational efficiency. Our strong core deposit base, healthy net interest margin and continued focus on shareholder value, paired with the growth potential in our attractive Southeast markets, position us well for continued success over the years ahead."

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis (TE) was $222.8 million in the first quarter of 2025, unchanged from last quarter and an increase of $20.4 million, or 10.1%, compared with the first quarter of 2024. The Company's net interest margin expanded to 3.73% for the first quarter of 2025, a nine basis point increase from 3.64% reported for the fourth quarter of 2024 and a 22 basis point improvement from the 3.51% reported for the first quarter of 2024. The increase in net interest margin is primarily attributable to decreased deposit costs.

Yields on earning assets decreased six basis points during the quarter to 5.61%, compared with 5.67% in the fourth quarter of 2024. This decrease is primarily related to a decrease in yields on loans from 5.87% for the fourth quarter of 2024 to 5.82% during the first quarter of 2025. Compared with the first quarter of 2024, loan yields decreased 10 basis points from 5.92%. Yields on earning assets decreased 12 basis points from 5.73% compared with the first quarter of 2024.

The Company’s total cost of funds was 2.06% in the first quarter of 2025, a decrease of 16 and 35 basis points compared with the fourth quarter of 2024 and first quarter of 2024, respectively. Deposit costs decreased 14 basis points during the first quarter of 2025 to 1.98%, compared with 2.12% in the fourth quarter of 2024. Costs of interest-bearing deposits decreased during the quarter from 3.06% in the fourth quarter of 2024 to 2.83% in the first quarter of 2025, reflecting a decrease in brokered deposit account balances and costs, as well as money market account costs.

Noninterest Income
Noninterest income decreased $4.9 million, or 7.2%, in the first quarter of 2025 to $64.0 million, compared with $69.0 million for the fourth quarter of 2024, primarily as a result of a decrease in gains on sale of SBA loans. Mortgage banking activity decreased by $1.4 million, or 3.9%, to $35.3 million in the first quarter of 2025, compared with $36.7 million for the fourth quarter of 2025. Total production in the retail mortgage division seasonally declined $302.4 million, or 24.5%, to $933.0 million in the first quarter of 2025, compared with $1.24 billion for the fourth quarter of 2024. The retail mortgage open pipeline was $771.6 million at the end of the first quarter of 2025, compared with $638.5 million for the fourth quarter of 2024. Gain on sale spreads decreased to 2.17% in the first quarter of 2025 from 2.40% for the fourth quarter of 2024.

Other noninterest income decreased $3.8 million, or 32.9%, in the first quarter of 2025 to $7.8 million, compared with $11.6 million for the fourth quarter of 2024. This decrease primarily resulted from decreases of $3.2 million and $889,000 in gain on sale of SBA loans and customer swap income, respectively.

Noninterest Expense
The Company has remained disciplined on expense control, such that noninterest expense was down $915,000 to $151.0 million during the first quarter of 2025, compared with $151.9 million for the fourth quarter of 2024. Salaries and employee benefits during the first quarter of 2025 included cyclical increases in payroll tax and 401(k) expenses totaling $5.2 million, offset by reductions in incentives and mortgage commissions tied to production. Management continues to focus on operating efficiency, and the efficiency ratio was 52.83% in the first quarter of 2025, compared with 52.26% in the fourth quarter of 2024 and 55.64% in the first quarter of 2024.

Income Tax Expense
The Company's effective tax rate for the first quarter of 2025 was 22.1%, compared with 25.1% for the fourth quarter of 2024. The decreased rate resulted primarily from a return to provision adjustment made when the Company filed its 2023 income tax returns in the fourth quarter of 2024 with no such adjustment in the first quarter of 2025.

Balance Sheet Trends
Total assets at March 31, 2025 were $26.51 billion, compared with $26.26 billion at December 31, 2024. Debt securities available-for-sale increased to $1.94 billion, compared with $1.67 billion at December 31, 2024. Loans, net of unearned income, decreased slightly by $33.3 million, or 0.2%, to $20.71 billion at March 31, 2025, compared with $20.74 billion at December 31, 2024. Loans held for sale increased to $545.4 million at March 31, 2025 from $528.6 million at December 31, 2024.

At March 31, 2025, total deposits amounted to $21.91 billion, compared with $21.72 billion at December 31, 2024. During the first quarter of 2025, deposits increased $190.0 million, with seasonal outflows of public funds totaling $405.9 million, brokered CDs increasing $246.8 million and the remaining (non-brokered, non-public funds) increasing $349.1 million. Noninterest bearing accounts increased $246.5 million, CDs increased $249.0 million and savings accounts increased $9.9 million, with such increases offset in part by money market accounts decreasing $256.9 million and a $58.5 million decrease in interest bearing demand accounts. Noninterest bearing accounts as a percentage of total deposits increased, such that at March 31, 2025, noninterest bearing deposit accounts represented $6.74 billion, or 30.8% of total deposits, compared with $6.50 billion, or 29.9% of total deposits, at December 31, 2024.

Shareholders’ equity at March 31, 2025 totaled $3.82 billion, an increase of $72.3 million, or 1.9%, from December 31, 2024.  The increase in shareholders’ equity was primarily the result of earnings of $87.9 million during the first quarter of 2025, partially offset by dividends declared, share repurchases and an improvement in other comprehensive loss of $15.7 million resulting from changes in interest rates on the Company's investment portfolio. Tangible book value per share(1) increased $1.19 per share, or 12.5% annualized, during the first quarter of 2025 to $39.78 at March 31, 2025. Tangible common equity as a percentage of tangible assets was 10.78% at March 31, 2025, compared with 10.59% at the end of 2024. The Company repurchased 253,400 shares in the quarter ending March 31, 2025.

Credit Quality
During the first quarter of 2025, the Company recorded a provision for credit losses of $21.9 million, compared with a provision of $12.8 million in the fourth quarter of 2024. The allowance for credit losses on loans increased to 1.67% of loans at March 31, 2025, compared with 1.63% at the end of 2024. Nonperforming assets as a percentage of total assets decreased three basis points to 0.44% during the quarter. Approximately $13.4 million, or 11.6%, of the nonperforming assets at March 31, 2025 were GNMA-guaranteed mortgage loans, which have minimal loss exposure. Excluding these government-guaranteed loans, nonperforming assets as a percentage of total assets decreased four basis points to 0.38% at March 31, 2025, compared with 0.42% at the end of the fourth quarter of 2024. The net charge-off ratio was 18 basis points for the first quarter of 2025, compared with 17 basis points in the fourth quarter of 2024.

Conference Call
The Company will host a teleconference at 9:00 a.m. Eastern time on Tuesday, April 29, 2025, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-844-481-2939. The conference call ID is Ameris Bancorp. A replay of the call will be available beginning one hour after the end of the conference call until May 6, 2025. To listen to the replay, dial 1-877-344-7529. The conference replay access code is 5049412. The financial information discussed will be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com. Participants also may listen to a live webcast of the presentation by visiting the link on the Investor Relations page of the Ameris Bank website.

About Ameris Bancorp
Ameris Bancorp is the parent of Ameris Bank, a state-chartered bank headquartered in Atlanta, Georgia. Ameris operates 164 financial centers across the Southeast and also serves consumer and business customers nationwide through select lending channels. Ameris manages $26.5 billion in assets as of March 31, 2025, and provides a full range of traditional banking and lending products, treasury and cash management, insurance premium financing, and mortgage and refinancing services. Learn more about Ameris at www.amerisbank.com.
(1) Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP financial measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness and payment behavior of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government trade, monetary and fiscal policies, including tariffs; competitive pressures on product pricing and services; fraud, theft or other misconduct impacting our customers or operations; cybersecurity risks, including data breaches, malware, ransomware and account takeover; the success and timing of our business strategies and plans; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s

Annual Report on Form 10-K for the year ended December 31, 2024 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

For more information, contact:
Brady Gailey
Executive Director of Corporate Development
(404) 240-1517

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2025	2024	2024	2024	2024
EARNINGS
Net income	$87,935	$94,376	$99,212	$90,785	$74,312
Adjusted net income(1)	$88,044	$95,078	$95,187	$80,763	$75,612

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$1.28	$1.37	$1.44	$1.32	$1.08
Diluted	$1.27	$1.37	$1.44	$1.32	$1.08
Adjusted diluted EPS(1)	$1.28	$1.38	$1.38	$1.17	$1.10
Cash dividends per share	$0.20	$0.15	$0.15	$0.15	$0.15
Book value per share (period end)	$55.49	$54.32	$53.30	$51.64	$50.42
Tangible book value per share (period end)(1)	$39.78	$38.59	$37.51	$35.79	$34.52
Weighted average number of shares
Basic	68,785,458	68,799,464	68,798,093	68,824,150	68,808,393
Diluted	69,030,331	69,128,946	69,066,298	69,013,834	69,014,116
Period end number of shares	68,910,924	69,068,609	69,067,019	69,066,573	69,115,263
Market data
High intraday price	$68.85	$74.56	$65.40	$51.18	$53.99
Low intraday price	$55.32	$59.12	$48.21	$44.23	$44.00
Period end closing price	$57.57	$62.57	$62.39	$50.35	$48.38
Average daily volume	430,737	384,406	379,896	301,784	407,898

PERFORMANCE RATIOS
Return on average assets	1.36%	1.42%	1.49%	1.41%	1.18%
Adjusted return on average assets(1)	1.36%	1.43%	1.43%	1.25%	1.20%
Return on average common equity	9.39%	10.09%	10.91%	10.34%	8.63%
Adjusted return on average tangible common equity(1)	13.16%	14.37%	14.99%	13.35%	12.88%
Earning asset yield (TE)	5.61%	5.67%	5.81%	5.86%	5.73%
Total cost of funds	2.06%	2.22%	2.50%	2.48%	2.41%
Net interest margin (TE)	3.73%	3.64%	3.51%	3.58%	3.51%
Efficiency ratio	52.83%	52.26%	53.49%	51.68%	55.64%
Adjusted efficiency ratio (TE)(1)	52.62%	51.82%	54.25%	55.00%	54.56%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	14.42%	14.28%	13.94%	13.45%	13.58%
Tangible common equity to tangible assets(1)	10.78%	10.59%	10.24%	9.72%	9.71%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,045	2,021	2,056	2,073	2,082
Retail Mortgage Division	577	585	592	595	596
Warehouse Lending Division	7	8	9	9	8
Premium Finance Division	81	77	76	74	73
Total Ameris Bancorp FTE headcount	2,710	2,691	2,733	2,751	2,759

Branch locations	164	164	164	164	164
Deposits per branch location	$133,612	$132,454	$133,410	$130,757	$128,033
(1)Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2025	2024	2024	2024	2024
Interest income
Interest and fees on loans	$304,168	$318,843	$325,622	$317,664	$303,393
Interest on taxable securities	18,492	15,923	15,555	16,948	13,092
Interest on nontaxable securities	329	337	336	335	330
Interest on deposits in other banks	10,789	11,260	13,633	12,376	12,637
Total interest income	333,778	346,363	355,146	347,323	329,452

Interest expense
Interest on deposits	105,215	115,556	129,698	121,245	118,174
Interest on other borrowings	6,724	8,986	11,388	14,157	9,890
Total interest expense	111,939	124,542	141,086	135,402	128,064

Net interest income	221,839	221,821	214,060	211,921	201,388

Provision for loan losses	16,519	12,657	6,313	25,348	25,523
Provision for unfunded commitments	5,373	148	(204)	(6,570)	(4,422)
Provision for other credit losses	—	3	(2)	(5)	4
Provision for credit losses	21,892	12,808	6,107	18,773	21,105
Net interest income after provision for credit losses	199,947	209,013	207,953	193,148	180,283

Noninterest income
Service charges on deposit accounts	13,133	13,544	12,918	12,672	11,759
Mortgage banking activity	35,254	36,699	37,947	46,399	39,430
Other service charges, commissions and fees	1,109	1,182	1,163	1,211	1,202
Gain (loss) on securities	40	(16)	(8)	12,335	(7)
Equipment finance activity	6,698	5,947	5,398	4,983	5,336
Other noninterest income	7,789	11,603	12,291	11,111	8,158
Total noninterest income	64,023	68,959	69,709	88,711	65,878

Noninterest expense
Salaries and employee benefits	86,615	87,810	88,700	88,201	82,930
Occupancy and equipment	10,677	11,624	11,716	12,559	12,885
Data processing and communications expenses	14,855	14,631	15,221	15,193	14,654
Credit resolution-related expenses(1)	765	1,271	(110)	840	486
Advertising and marketing	2,883	2,730	3,959	3,456	2,467
Amortization of intangible assets	4,103	4,180	4,180	4,407	4,422
Other noninterest expenses	31,136	29,703	28,111	30,701	30,867
Total noninterest expense	151,034	151,949	151,777	155,357	148,711

Income before income tax expense	112,936	126,023	125,885	126,502	97,450
Income tax expense	25,001	31,647	26,673	35,717	23,138
Net income	$87,935	$94,376	$99,212	$90,785	$74,312

Diluted earnings per common share	$1.27	$1.37	$1.44	$1.32	$1.08

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2025	2024	2024	2024	2024
Assets
Cash and due from banks	$253,289	$244,980	$231,515	$257,297	$235,931
Interest-bearing deposits in banks	1,039,111	975,397	1,127,641	1,104,897	975,321
Debt securities available-for-sale, at fair value	1,943,011	1,671,260	1,441,552	1,531,047	1,414,419
Debt securities held-to-maturity, at amortized cost	173,757	164,677	161,220	148,538	147,022
Other investments	65,630	66,298	63,899	96,613	77,480
Loans held for sale	545,388	528,599	553,379	570,180	364,332

Loans, net of unearned income	20,706,644	20,739,906	20,964,981	20,992,603	20,600,260
Allowance for credit losses	(345,555)	(338,084)	(334,457)	(336,218)	(320,023)
Loans, net	20,361,089	20,401,822	20,630,524	20,656,385	20,280,237

Other real estate owned	863	2,433	9,482	2,213	2,158
Premises and equipment, net	207,895	209,460	210,931	213,255	214,801
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangible assets, net	66,658	70,761	74,941	79,120	83,527
Cash value of bank owned life insurance	410,890	408,574	460,699	376,458	396,804
Other assets	431,713	502,143	418,353	469,079	447,767
Total assets	$26,514,940	$26,262,050	$26,399,782	$26,520,728	$25,655,445

Liabilities
Deposits
Noninterest-bearing	$6,744,781	$6,498,293	$6,670,320	$6,649,220	$6,538,322
Interest-bearing	15,167,628	15,224,155	15,208,945	14,794,923	14,459,068
Total deposits	21,912,409	21,722,448	21,879,265	21,444,143	20,997,390
Other borrowings	276,744	291,788	346,446	946,413	631,380
Subordinated deferrable interest debentures	132,807	132,309	131,811	131,312	130,814
Other liabilities	369,178	363,983	360,892	432,246	411,123
Total liabilities	22,691,138	22,510,528	22,718,414	22,954,114	22,170,707

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,885	72,699	72,698	72,697	72,683
Capital stock	1,961,732	1,958,642	1,954,532	1,950,846	1,948,352
Retained earnings	1,927,489	1,853,428	1,772,989	1,684,218	1,603,832
Accumulated other comprehensive loss, net of tax	(14,430)	(30,119)	(15,724)	(38,020)	(39,959)
Treasury stock	(123,874)	(103,128)	(103,127)	(103,127)	(100,170)
Total shareholders' equity	3,823,802	3,751,522	3,681,368	3,566,614	3,484,738
Total liabilities and shareholders' equity	$26,514,940	$26,262,050	$26,399,782	$26,520,728	$25,655,445

Other Data
Earning assets	$24,473,541	$24,146,137	$24,312,672	$24,443,878	$23,578,834
Intangible assets	1,082,304	1,086,407	1,090,587	1,094,766	1,099,173
Interest-bearing liabilities	15,577,179	15,648,252	15,687,202	15,872,648	15,221,262
Average assets	26,229,423	26,444,894	26,442,984	25,954,808	25,295,088
Average common shareholders' equity	3,798,149	3,719,888	3,618,052	3,530,869	3,462,871
2

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2025	2024	2024	2024	2024
Allowance for Credit Losses
Balance at beginning of period	$368,663	$364,885	$366,852	$357,232	$348,727

Provision for loan losses	16,519	12,657	6,313	25,348	25,523
Provision for unfunded commitments	5,373	148	(204)	(6,570)	(4,422)
Provision for other credit losses	—	3	(2)	(5)	4
Provision for credit losses	21,892	12,808	6,107	18,773	21,105

Charge-offs	15,383	17,460	15,352	16,845	18,457
Recoveries	6,335	8,430	7,278	7,692	5,857
Net charge-offs (recoveries)	9,048	9,030	8,074	9,153	12,600

Ending balance	$381,507	$368,663	$364,885	$366,852	$357,232

Allowance for loan losses	$345,555	$338,084	$334,457	$336,218	$320,023
Allowance for unfunded commitments	35,883	30,510	30,362	30,566	37,136
Allowance for other credit losses	69	69	66	68	73
Total allowance for credit losses	$381,507	$368,663	$364,885	$366,852	$357,232

Non-Performing Assets
Nonaccrual portfolio loans	$86,229	$90,206	$87,339	$85,878	$80,448
Other real estate owned	863	2,433	9,482	2,213	2,158
Repossessed assets	—	9	19	22	29
Accruing loans delinquent 90 days or more	14,930	17,733	12,234	15,909	15,811
Non-performing portfolio assets	$102,022	$110,381	$109,074	$104,022	$98,446
Serviced GNMA-guaranteed mortgage nonaccrual loans	13,441	12,012	8,168	93,520	84,238
Total non-performing assets	$115,463	$122,393	$117,242	$197,542	$182,684

Asset Quality Ratios
Non-performing portfolio assets as a percent of total assets	0.38%	0.42%	0.41%	0.39%	0.38%
Total non-performing assets as a percent of total assets	0.44%	0.47%	0.44%	0.74%	0.71%
Net charge-offs as a percent of average loans (annualized)	0.18%	0.17%	0.15%	0.18%	0.25%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2025	2024	2024	2024	2024
Loans by Type
Commercial and industrial	$3,075,971	$2,953,135	$2,949,957	$2,860,973	$2,758,716
Consumer	213,902	221,735	221,201	234,122	257,015
Mortgage warehouse	891,412	965,053	985,910	1,070,921	891,336
Municipal	429,227	441,408	449,561	454,967	477,567
Premium Finance	1,176,309	1,155,614	1,246,452	1,151,261	998,726
Real estate - construction and development	1,842,431	1,998,506	2,232,114	2,336,987	2,264,346
Real estate - commercial and farmland	8,574,626	8,445,958	8,249,981	8,103,634	8,131,248
Real estate - residential	4,502,766	4,558,497	4,629,805	4,779,738	4,821,306
Total loans	$20,706,644	$20,739,906	$20,964,981	$20,992,603	$20,600,260

Loans by Risk Grade
Pass	$20,468,496	$20,457,340	$20,676,342	$20,623,416	$20,221,302
Other assets especially mentioned	73,783	110,936	124,479	115,477	137,225
Substandard	164,365	171,630	164,160	253,710	241,733
Total loans	$20,706,644	$20,739,906	$20,964,981	$20,992,603	$20,600,260

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2025	2024	2024	2024	2024
Earning Assets
Interest-bearing deposits in banks	$980,164	$899,162	$997,308	$899,866	$923,845
Debt securities - taxable	1,998,226	1,761,984	1,733,418	1,663,841	1,599,705
Debt securities - nontaxable	41,391	41,494	41,496	41,396	41,287
Loans held for sale	565,531	795,904	575,461	491,000	323,351
Loans	20,620,777	20,868,216	21,023,629	20,820,361	20,320,678
Total Earning Assets	$24,206,089	$24,366,760	$24,371,312	$23,916,464	$23,208,866

Deposits
Noninterest-bearing deposits	$6,522,784	$6,684,851	$6,622,952	$6,558,427	$6,403,300
NOW accounts	3,988,458	3,888,404	3,753,528	3,824,538	3,829,977
MMDA	6,911,554	6,864,265	6,508,770	6,251,719	5,952,389
Savings accounts	767,148	761,980	765,909	781,588	795,887
Retail CDs	2,436,974	2,474,804	2,478,875	2,430,416	2,378,678
Brokered CDs	962,768	1,057,808	1,493,352	1,167,174	1,381,382
Total Deposits	21,589,686	21,732,112	21,623,386	21,013,862	20,741,613
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	1	—
FHLB advances	149,537	215,116	358,332	548,251	219,589
Other borrowings	193,494	279,961	298,073	307,449	308,210
Subordinated deferrable interest debentures	132,544	132,048	131,547	131,050	130,551
Total Non-Deposit Funding	475,575	627,125	787,952	986,751	658,350
Total Funding	$22,065,261	$22,359,237	$22,411,338	$22,000,613	$21,399,963

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2025	2024	2024	2024	2024
Interest Income
Interest-bearing deposits in banks	$10,789	$11,260	$13,633	$12,376	$12,637
Debt securities - taxable	18,492	15,923	15,555	16,948	13,092
Debt securities - nontaxable (TE)	416	427	426	423	418
Loans held for sale	9,045	11,853	9,142	8,189	5,348
Loans (TE)	295,964	307,852	317,358	310,347	298,907
Total Earning Assets	$334,706	$347,315	$356,114	$348,283	$330,402

Interest Expense
Interest-Bearing Deposits
NOW accounts	$18,306	$19,099	$20,535	$21,020	$20,574
MMDA	52,261	57,160	61,620	58,332	53,953
Savings accounts	830	850	960	984	986
Retail CDs	23,245	25,610	26,775	25,711	24,576
Brokered CDs	10,573	12,837	19,808	15,198	18,085
Total Interest-Bearing Deposits	105,215	115,556	129,698	121,245	118,174
Non-Deposit Funding
FHLB advances	1,362	2,393	4,443	7,167	2,578
Other borrowings	2,350	3,346	3,514	3,574	3,879
Subordinated deferrable interest debentures	3,012	3,247	3,431	3,416	3,433
Total Non-Deposit Funding	6,724	8,986	11,388	14,157	9,890
Total Interest-Bearing Funding	$111,939	$124,542	$141,086	$135,402	$128,064

Net Interest Income (TE)	$222,767	$222,773	$215,028	$212,881	$202,338

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2025	2024	2024	2024	2024
Earning Assets
Interest-bearing deposits in banks	4.46%	4.98%	5.44%	5.53%	5.50%
Debt securities - taxable	3.75%	3.60%	3.57%	4.10%	3.29%
Debt securities - nontaxable (TE)	4.08%	4.09%	4.08%	4.11%	4.07%
Loans held for sale	6.49%	5.92%	6.32%	6.71%	6.65%
Loans (TE)	5.82%	5.87%	6.01%	6.00%	5.92%
Total Earning Assets	5.61%	5.67%	5.81%	5.86%	5.73%

Interest-Bearing Deposits
NOW accounts	1.86%	1.95%	2.18%	2.21%	2.16%
MMDA	3.07%	3.31%	3.77%	3.75%	3.65%
Savings accounts	0.44%	0.44%	0.50%	0.51%	0.50%
Retail CDs	3.87%	4.12%	4.30%	4.25%	4.16%
Brokered CDs	4.45%	4.83%	5.28%	5.24%	5.27%
Total Interest-Bearing Deposits	2.83%	3.06%	3.44%	3.37%	3.31%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—%	—%	—%	—%	—%
FHLB advances	3.69%	4.43%	4.93%	5.26%	4.72%
Other borrowings	4.93%	4.75%	4.69%	4.68%	5.06%
Subordinated deferrable interest debentures	9.22%	9.78%	10.38%	10.48%	10.58%
Total Non-Deposit Funding	5.73%	5.70%	5.75%	5.77%	6.04%
Total Interest-Bearing Liabilities	2.92%	3.16%	3.55%	3.53%	3.43%

Net Interest Spread	2.69%	2.51%	2.26%	2.33%	2.30%

Net Interest Margin(2)	3.73%	3.64%	3.51%	3.58%	3.51%

Total Cost of Funds(3)	2.06%	2.22%	2.50%	2.48%	2.41%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2025	2024	2024	2024	2024
Net income available to common shareholders	$87,935	$94,376	$99,212	$90,785	$74,312

Adjustment items:
Gain on sale of MSR	14	(536)	(5,245)	(4,713)	—
Gain on conversion of Visa Class B-1 stock	—	—	—	(12,554)	—
Gain on BOLI proceeds	(11)	—	—	(466)	(998)
FDIC special assessment	138	(559)	—	(895)	2,909
Natural disaster expenses	—	400	150	—	—
Loss on disposition of bank premises	—	1,203	—	—	—
Tax effect of adjustment items (Note 1)	(32)	(107)	1,070	3,814	(611)
After tax adjustment items	109	401	(4,025)	(14,814)	1,300
Tax expense attributable to BOLI restructuring	—	301	—	4,792	—
Adjusted net income	$88,044	$95,078	$95,187	$80,763	$75,612

Weighted average number of shares - diluted	69,030,331	69,128,946	69,066,298	69,013,834	69,014,116
Net income per diluted share	$1.27	$1.37	$1.44	$1.32	$1.08
Adjusted net income per diluted share	$1.28	$1.38	$1.38	$1.17	$1.10

Average assets	$26,229,423	$26,444,894	$26,442,984	$25,954,808	$25,295,088
Return on average assets	1.36%	1.42%	1.49%	1.41%	1.18%
Adjusted return on average assets	1.36%	1.43%	1.43%	1.25%	1.20%

Average common equity	$3,798,149	$3,719,888	$3,618,052	$3,530,869	$3,462,871
Average tangible common equity	$2,713,847	$2,631,452	$2,525,421	$2,433,958	$2,361,544
Return on average common equity	9.39%	10.09%	10.91%	10.34%	8.63%
Adjusted return on average tangible common equity	13.16%	14.37%	14.99%	13.35%	12.88%

Note 1: Tax effect is calculated utilizing a 21% rate for taxable adjustments. Gain on BOLI proceeds is non-taxable and no tax effect is included.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2025	2024	2024	2024	2024
Adjusted Noninterest Expense
Total noninterest expense	$151,034	$151,949	$151,777	$155,357	$148,711
Adjustment items:
FDIC special assessment	(138)	559	—	895	(2,909)
Natural disaster expenses	—	(400)	(150)	—	—
Loss on disposition of bank premises	—	(1,203)	—	—	—
Adjusted noninterest expense	$150,896	$150,905	$151,627	$156,252	$145,802

Total Revenue
Net interest income	$221,839	$221,821	$214,060	$211,921	$201,388
Noninterest income	64,023	68,959	69,709	88,711	65,878
Total revenue	$285,862	$290,780	$283,769	$300,632	$267,266

Adjusted Total Revenue
Net interest income (TE)	$222,767	$222,773	$215,028	$212,881	$202,338
Noninterest income	64,023	68,959	69,709	88,711	65,878
Total revenue (TE)	286,790	291,732	284,737	301,592	268,216
Adjustment items:
(Gain) loss on securities	(40)	16	8	(12,335)	7
Gain on sale of MSR	14	(536)	(5,245)	(4,713)	—
Gain on BOLI proceeds	(11)	—	—	(466)	(998)
Adjusted total revenue (TE)	$286,753	$291,212	$279,500	$284,078	$267,225

Efficiency ratio	52.83%	52.26%	53.49%	51.68%	55.64%
Adjusted efficiency ratio (TE)	52.62%	51.82%	54.25%	55.00%	54.56%

Tangible Book Value Per Share	Table 9C
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2025	2024	2024	2024	2024
Total shareholders' equity	$3,823,802	$3,751,522	$3,681,368	$3,566,614	$3,484,738
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	66,658	70,761	74,941	79,120	83,527
Total tangible shareholders' equity	$2,741,498	$2,665,115	$2,590,781	$2,471,848	$2,385,565

Period end number of shares	68,910,924	69,068,609	69,067,019	69,066,573	69,115,263
Book value per share (period end)	$55.49	$54.32	$53.30	$51.64	$50.42
Tangible book value per share (period end)	$39.78	$38.59	$37.51	$35.79	$34.52

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Tangible Common Equity to Tangible Assets	Table 9D
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2025	2024	2024	2024	2024
Total shareholders' equity	$3,823,802	$3,751,522	$3,681,368	$3,566,614	$3,484,738
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	66,658	70,761	74,941	79,120	83,527
Total tangible shareholders' equity	$2,741,498	$2,665,115	$2,590,781	$2,471,848	$2,385,565

Total assets	$26,514,940	$26,262,050	$26,399,782	$26,520,728	$25,655,445
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	66,658	70,761	74,941	79,120	83,527
Total tangible assets	$25,432,636	$25,175,643	$25,309,195	$25,425,962	$24,556,272

Equity to Assets	14.42%	14.28%	13.94%	13.45%	13.58%
Tangible Common Equity to Tangible Assets	10.78%	10.59%	10.24%	9.72%	9.71%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2025	2024	2024	2024	2024
Retail Mortgage Division
Net interest income	$21,844	$23,714	$23,553	$23,742	$23,287
Provision for credit losses	5,191	(2,503)	254	(2,882)	2,332
Noninterest income	34,729	36,623	41,498	50,145	38,765
Noninterest expense
Salaries and employee benefits	20,995	22,876	23,233	25,254	21,073
Occupancy and equipment expenses	829	951	957	1,008	1,049
Data processing and telecommunications expenses	1,297	1,222	1,184	1,276	1,366
Other noninterest expenses	11,963	12,118	12,164	13,397	12,530
Total noninterest expense	35,084	37,167	37,538	40,935	36,018
Income before income tax expense	16,298	25,673	27,259	35,834	23,702
Income tax expense	3,423	5,391	5,724	7,525	4,978
Net income	$12,875	$20,282	$21,535	$28,309	$18,724

Warehouse Lending Division
Net interest income	$5,902	$6,640	$7,812	$6,292	$6,028
Provision for credit losses	(175)	(59)	(170)	359	145
Noninterest income	554	676	1,765	1,028	740
Noninterest expense
Salaries and employee benefits	552	583	621	1,124	888
Occupancy and equipment expenses	7	6	6	7	7
Data processing and telecommunications expenses	38	44	32	59	25
Other noninterest expenses	270	224	217	298	237
Total noninterest expense	867	857	876	1,488	1,157
Income before income tax expense	5,764	6,518	8,871	5,473	5,466
Income tax expense	1,210	1,369	1,863	1,149	1,148
Net income	$4,554	$5,149	$7,008	$4,324	$4,318

Premium Finance Division
Net interest income	$9,880	$10,390	$10,060	$8,350	$7,605
Provision for credit losses	456	517	457	408	(499)
Noninterest income	16	13	11	11	10
Noninterest expense
Salaries and employee benefits	2,352	2,029	2,212	1,900	2,053
Occupancy and equipment expenses	37	51	28	70	76
Data processing and telecommunications expenses	129	106	83	102	79
Other noninterest expenses	969	1,173	1,140	1,095	1,028
Total noninterest expense	3,487	3,359	3,463	3,167	3,236
Income before income tax expense	5,953	6,527	6,151	4,786	4,878
Income tax expense	1,214	1,334	1,254	953	984
Net income	$4,739	$5,193	$4,897	$3,833	$3,894

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2025	2024	2024	2024	2024
Banking Division
Net interest income	$184,213	$181,077	$172,635	$173,537	$164,468
Provision for credit losses	16,420	14,853	5,566	20,888	19,127
Noninterest income	28,724	31,647	26,435	37,527	26,363
Noninterest expense
Salaries and employee benefits	62,716	62,322	62,634	59,923	58,916
Occupancy and equipment expenses	9,804	10,616	10,725	11,474	11,753
Data processing and telecommunications expenses	13,391	13,259	13,922	13,756	13,184
Other noninterest expenses	25,685	24,369	22,619	24,614	24,447
Total noninterest expense	111,596	110,566	109,900	109,767	108,300
Income before income tax expense	84,921	87,305	83,604	80,409	63,404
Income tax expense	19,154	23,553	17,832	26,090	16,028
Net income	$65,767	$63,752	$65,772	$54,319	$47,376

Total Consolidated
Net interest income	$221,839	$221,821	$214,060	$211,921	$201,388
Provision for credit losses	21,892	12,808	6,107	18,773	21,105
Noninterest income	64,023	68,959	69,709	88,711	65,878
Noninterest expense
Salaries and employee benefits	86,615	87,810	88,700	88,201	82,930
Occupancy and equipment expenses	10,677	11,624	11,716	12,559	12,885
Data processing and telecommunications expenses	14,855	14,631	15,221	15,193	14,654
Other noninterest expenses	38,887	37,884	36,140	39,404	38,242
Total noninterest expense	151,034	151,949	151,777	155,357	148,711
Income before income tax expense	112,936	126,023	125,885	126,502	97,450
Income tax expense	25,001	31,647	26,673	35,717	23,138
Net income	$87,935	$94,376	$99,212	$90,785	$74,312